Exhibit 99



Contact:       Mark A. Steinkrauss
               Vice President - Corporate Relations
               (312) 630-1900
               mark.steinkrauss@teldta.com

FOR RELEASE: IMMEDIATE

           TDS BOARD APPROVES AMENDMENTS TO PROPOSED DELAWARE CHARTER
                    TO IMPROVE CORPORATE GOVERNANCE FEATURES

April 17, 1998,  Chicago,  Illinois - Telephone  and Data Systems,  Inc.  (AMEX:
TDS), announced today that the Board of Directors of the Company determined to take certain action at the TDS 1998 Annual Meeting of Shareholders, assuming shareholders approve the previously announced Tracking Stock Proposal at the Special Meeting to be held on April 27, 1998. TDS intends to submit a proposal to shareholders at TDS 1998 Annual Meeting, currently expected to occur in July 1998, to consider certain amendments to the proposed charter of the new TDS Delaware corporation, which the Board of Directors believes would improve the corporate governance provisions of the Tracking Stock Proposal in three key respects.

         1. The TDS Delaware charter would be amended to require a class vote by the holders of a majority of each of the Common Shares and Series A Common Shares in connection with a merger or consolidation of TDS.

         2. The TDS Delaware charter would be amended to require a class vote by the holders of a majority of the Common Shares to increase the authorized number of Common Shares, and to require a class vote by the holders of a majority of the Series A Common Shares to increase the authorized number of Series A Common Shares.

         3. The TDS Delaware charter would be amended to provide that TDS would be subject to the provisions of Section 203 of the Delaware General Corporation Law.

LeRoy T. Carlson, Jr. (Ted), TDS's President and CEO, said, "Although the Company has received support for the Tracking Stock Proposal from TDS shareholders, the TDS Board of Directors made these changes based on the objections of certain shareholders to the terms of the Tracking Stock Proposal. These changes will have the effect of retaining certain corporate governance protections which the holders of Common Shares and Series A Common Shares currently have under Iowa law. The Board's intention to take this action at the 1998 Annual Meeting of Shareholders allows a prompt, separate vote on these corporate governance provisions, while enabling TDS to promptly complete the reincorporation into Delaware and to proceed with the public offering of the TDS Telecom tracking stock. We believe that delays inherent in revising the existing proxy materials to



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include these  changes as part of the Tracking  Stock  Proposal  would delay the advantages of the reincorporation and the TDS Telecom public offering and create unnecessary uncertainty."

TDS indicated that the trustees of the TDS voting trust intend to vote in favor of the proposed amendments.

The TDS Tracking Stock Proposal, which TDS shareholders are considering on April 27, is designed to unlock the value of TDS's business units by creating three new classes of tracking stock that are intended to separately reflect the performance of United States Cellular Corporation (AMEX: USM), Aerial Communications, Inc. (NASDAQ: AERL), and TDS Telecommunications, Inc., TDS's cellular, PCS and landline telephone businesses, respectively, and changing the state of incorporation of TDS from Iowa to Delaware.

Mr. Carlson continued, "The Tracking Stock Proposal is intended to result in greater market recognition of the value of TDS and its three principal business groups, thereby enhancing shareholder value over the long term. The tracking stocks are expected to provide TDS with greater flexibility in raising capital and making acquisitions, while preserving the benefits of being part of a consolidated enterprise. The plan will also give TDS shareholders the opportunity to invest in any one or more of our businesses, depending on their investment objectives. These three businesses, with their different cycles of development, may offer different investors the investment characteristics they desire. Investors and analysts value each of these businesses separately, and now our shareholders will also have the opportunity to decide which of these investments to retain."

Mr. Carlson added, "The Tracking Stock Proposal is also intended to allow TDS to benefit from Delaware's well-developed corporate laws and substantial body of case law, which will provide a greater measure of predictability with respect to corporate legal affairs, and will offer clearer guidance with respect to legal issues that may arise as a result of the existence of separate classes of tracking stock."

TDS indicated that if the Tracking Stock Proposal is approved at the Special Meeting on April 27, the reincorporation is expected to occur as soon as practicable thereafter, subject to the receipt of all regulatory approvals, which are anticipated by mid to late May 1998.

TDS also announced that a special committee of the board of directors of Aerial has determined to recommend that the Aerial board reject the previously announced proposal from TDS to acquire all of the Aerial Common Shares that it does not own in exchange for shares of tracking stock of TDS which would track the performance of TDS's equity interest in Aerial. The Aerial special committee has advised TDS that it would be prepared to consider a revised proposal which "contains increased protections designed to preserve Aerial's inherent value for its public stockholders and also embodies an increased equity interest in the Aerial Group tracking stock for the Aerial public stockholders."

Mr. Carlson stated "Although TDS is disappointed with the rejection of its initial offer, TDS intends to make a revised proposal to the Aerial special committee and to continue to seek an agreement to acquire the Aerial Common Shares that it does not own on mutually



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acceptable terms."

TDS further indicated that, although the special committee of the board of directors of U.S. Cellular has not yet held substantive negotiations with TDS and is continuing to conduct due diligence, it has expressed significant reservations with respect to the TDS offer to acquire all of the U.S. Cellular Common Shares that TDS does not own in exchange for shares of tracking stock of TDS which would track the performance of TDS's equity interest in U.S. Cellular.

Mr. Carlson stated, "The acquisition of the publicly-held shares of Aerial and U.S. Cellular, while desirable, are not necessary components of the Tracking Stock Proposal. TDS believes that the Tracking Stock Proposal will provide substantial benefits to the TDS shareholders even if TDS is unable to reach mutually acceptable agreements with the Aerial or U.S. Cellular special committees. Although TDS intends to continue to try to reach an agreement with the Aerial and U.S. Cellular special committees on terms that would be mutually acceptable, if TDS cannot reach an agreement with either of the Aerial or U.S. Cellular special committees, TDS may distribute shares of tracking stock representing approximately 75% of its interest in Aerial or U.S. Cellular to TDS shareholders. Nevertheless, the Company will not proceed with any action unless the TDS Board determines that such action would be in the best interests of the TDS shareholders."

TDS is a Chicago-based telecommunications company with cellular telephone, local telephone and PCS operations. TDS strives to build value for its shareholders by providing excellent communications services in attractive, closely related segments of the telecommunications industry.

Private  Securities  Litigation  Reform  Act  of  1995  Safe  Harbor  Cautionary
Statement: This announcement contains "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995, that are based on current expectations, estimates and projections. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. These statements contain potential risks and uncertainties and, therefore, actual results may differ materially. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may affect these projections or expectations include, but are not limited to: changes in the overall economy; changes in competition in markets in which the Company operates; advances in telecommunications technology; changes in the telecommunications regulatory environment; pending and future litigation; availability of future financing; start-up of PCS operations; and unanticipated changes in growth in cellular customers, penetration rates, churn rates and the mix of products and services offered in the Company's markets. Readers should evaluate any statements in light of these important factors.




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